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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 18/Amendment No. 310 to Registration Statement Nos. 333-60174/811-03365 on Form N-4 of our report dated March 24, 2008, relating to the financial statements of each of the Sub-Accounts of MetLife Investors USA Separate Account A and our report dated April 3, 2008 (June 25, 2008, as to Note 15), relating to the financial statements of MetLife Investors USA Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company's 2006 and 2005 financial statements have been restated), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 17/Amendment No. 304 to Registration Statement Nos. 333-60174/811-03365 of MetLife Investors USA Separate Account A, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Tampa, Florida
December 5, 2008